                                                  Registration No. 33-----
==========================================================================


                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
            --------------------------------------------------
                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                ---------------------------------------------
                        BOATMEN'S BANCSHARES, INC.
     ---------------------------------------------------------------------
          (Exact Name of Registrant as Specified in Its Charter)

              Missouri                              43-0672260
-----------------------------------    ------------------------------------
  (State or Other Jurisdiction         (I.R.S. Employer Identification No.)
of Incorporation or Organization)

One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63101 (314) 466-6000
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               (Address of Principal Executive Offices) (Zip Code)

                       FOURTH FINANCIAL CORPORATION
                       ----------------------------
                     1993 EMPLOYEE STOCK PURCHASE PLAN
                     ---------------------------------
                         (Full Title of the Plan)
        -----------------------------------------------------------

                             JAMES W. KIENKER
                         Executive Vice President
                        Boatmen's Bancshares, Inc.
                  One Boatmen's Plaza, 800 Market Street
                        St. Louis, Missouri  63101
                ------------------------------------------
                  (Name and Address of Agent for Service)
                              (314) 466-7718
                            ------------------
                       (Telephone Number, Including
                     Area Code, of Agent for Service)


                                Copies to:
                           SCOTT J. LUEDKE, Esq.
                       Lewis, Rice & Fingersh, L.C.
                      500 North Broadway, Suite 2000
                        St. Louis, Missouri  63102
                              (314) 444-7600
       -------------------------------------------------------------

                      CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                  Proposed Maximum      Proposed Maximum         Amount of
       Title of Securities     Amount to be      Offering Price Per    Aggregate Offering      Registration
        to be Registered        Registered           Share<F1>             Price<F1>             Fee<F1>
-------------------------------------------------------------------------------------------------------------
Common stock, $1.00 par value    85,300                $26.56            $2,265,568            $781.23
=============================================================================================================

<F1>  The securities registered hereunder are to be offered pursuant to the Fourth Financial Corporation 1993 Employee Stock
      Purchase Plan, as amended March 16, 1995. In accordance with Rule 457(h)(1), the aggregate offering price and the registration fee are computed based upon the price at which the shares may be purchased.

===========================================================================

  PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      Information contained in the following documents of Boatmen's Bancshares, Inc. (the "Corporation") filed with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference:

      (a) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1994, as filed with the Commission pursuant to
Section 13(a) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act");

      (b)  All other reports filed by the Corporation pursuant to
Section 13(a) or 15(d) of the Exchange Act since December 31, 1994;

      (c) The description of the Corporation's common stock (the "Common Stock") contained in the Corporation's Registration Statement on Form 8-A under the Exchange Act, as amended under cover of Form 8 dated July 15, 1988, and the description of the Corporation's preferred share purchase rights contained in the Corporation's Registration Statement on Form 8-A under the Exchange Act filed August 14, 1990 and the Rights Agreement, dated as of August 14, 1990, included as an Exhibit thereto, as amended by the Amendment to the Rights Agreement, dated as of January 26, 1993, included as an Exhibit to the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

      All reports and other documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


ITEM 5.  INTERESTS OF COUNSEL AND NAMED EXPERTS.

      Certain legal matters in connection with the shares of Common Stock to be offered hereby have been passed upon for the Corporation by Lewis, Rice & Fingersh, L.C., St. Louis, Missouri. Members of, and attorneys employed by, that firm owned directly or indirectly as of November 1, 1995, approximately 76,995 shares of Common Stock.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 351.355(1) and (2) of The General Business Corporation
Law of the State of Missouri provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines, and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355 further provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355 provides that a Missouri corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved by-law or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Article XIII of the Restated Articles of Incorporation of the Corporation provides that the Corporation shall indemnify its directors and certain of its executive officers to the full extent specified in Section 351.355 and, in addition, shall indemnify each of them against all expenses incurred in connection with any claim by reason of service for or at the request of the Corporation in any of the capacities referred to in
Section 351.355 or arising out of his or her status in any such capacity, provided that he or she may not be indemnified against conduct finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, and that it may extend to other officers, employees and agents such indemnification and additional indemnification.

      Pursuant to a policy of directors' and officers' liability insurance, with total annual limits of $55 million, the Corporation's officers and directors are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers of the Corporation in the discharge of their duties solely in their capacity as directors or officers of the Corporation, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of the Corporation.


ITEM 8.  EXHIBITS.

      The following exhibits are submitted herewith or incorporated by reference herein:

  Exhibit
  Number      Exhibit
  -------     -------
   4(a)       Rights Agreement, dated as of August 14, 1990;

   4(b)       Amendment to Rights Agreement, dated as of January 26,
              1993;

    5         Opinion of Lewis, Rice & Fingersh, L.C. re legality;

                                    II-2

   23(a) Consent of Lewis, Rice & Fingersh, L.C. (included in opinion re legality);

   23(b)      Consent of Ernst & Young LLP;

   23(c)      Consent of KPMG Peat Marwick LLP;

   23(d)      Consent of Frost & Company; and

    24        Powers of Attorney


ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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


                       SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on January 25, 1996.

                                 BOATMEN'S BANCSHARES, INC.


                                 By /s/ Andrew B. Craig, III
                                    ----------------------------------------
                                     Andrew B. Craig, III
                                     Chairman of the Board
                                       and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities on January 25, 1996.

Name                              Title
----                              -----
/s/ Andrew B. Craig, III          Chairman of the Board
-----------------------------     and Chief Executive
Andrew B. Craig, III              Officer (principal executive officer)


/s/ James W. Kienker              Executive Vice President and
-----------------------------     Chief Financial Officer
James W. Kienker                  (principal financial and
                                  accounting officer)


             *                    President and Director
-----------------------------
Samuel B. Hayes, III


/s/ Gregory L. Curl               Vice Chairman and Director
-----------------------------
Gregory L. Curl


             *                    Director
-----------------------------
Richard L. Battram


             *                    Director
-----------------------------
B. A. Bridgewater, Jr.

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

             *                    Director
-----------------------------
William E. Cornelius


             *                    Director
-----------------------------
John E. Hayes, Jr.


             *                    Director
-----------------------------
C. Ray Holman


            *                     Director
-----------------------------
John Peters MacCarthy


            *                     Director
-----------------------------
William E. Maritz


            *                     Director
-----------------------------
Richard E. Peck


            *                     Director
-----------------------------
Jerry E. Ritter


            *                     Director
-----------------------------
William P. Stiritz


            *                     Director
-----------------------------
Albert E. Suter


            *                     Director
-----------------------------
Dwight D. Sutherland


            *                     Director
-----------------------------
Theodore C. Wetterau


By /s/ James W. Kienker
  ---------------------------
      * Attorney-in-Fact

                        BOATMEN'S BANCSHARES, INC.
                      FORM S-8 REGISTRATION STATEMENT

                               EXHIBIT INDEX
Reg. S-K
Item 601
Exhibit No.                       Exhibit
-----------                       -------
  4(a)            Rights Agreement, dated as of
                  August 14, 1990, is incorporated
                  herein by reference from the
                  Boatmen's Bancshares, Inc.
                  Registration Statement on Form 8-A,
                  dated August 14, 1990.

  4(b)            Amendment, dated as of January 26,
                  1993, to Rights Agreement dated
                  August 14, 1990, is incorporated
                  herein by reference from the
                  Boatmen's Bancshares, Inc. Annual
                  Report on Form 10-K for the fiscal
                  year ended December 31, 1992.

    5             Opinion of Lewis, Rice & Fingersh,
                  L.C. re legality.

  23(a)           Consent of Lewis, Rice & Fingersh,
                  L.C. (in opinion re legality).

  23(b)           Consent of Ernst & Young LLP.

  23(c)           Consent of KPMG Peat Marwick LLP.

  23(d)           Consent of Frost & Company.

   24             Powers of Attorney.